SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 9, 2003

Date of Report (date of earliest event reported)

Landacorp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-29377	94-3346710

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4151 Ashford Dunwoody Road, Suite 505
Atlanta Georgia 30319

(Address of principal executive offices)

(404) 531-9956

(Registrant’s telephone number, including area code)

Item 5. Other Events.
SIGNATURE
EXHIBIT INDEX
EX-99.1 PRESS RELEASE DATED DECEMBER 9, 2003

Item 5. Other Events.

SIGNATURE

EXHIBIT INDEX
EX – 99.1

Item 5.  Other Events.

     Landacorp, Inc, announced on December 9, 2003, that Great-West Healthcare, a division of Great-West Life & Annuity Insurance Company, has elected not to renew its disease management programs with Landacorp. The contract with Great-West Healthcare to provide these programs expires in May 2004. For the nine months ended September 30, 2003, these programs contributed approximately 21% of Landacorp’s reported revenue. A copy of this press release is attached hereto as Exhibit 99.1

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LANDACORP, INC.

Date: December 9, 2003
By: /s/ MARK RAPOPORT Mark Rapoport Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued by Landacorp, Inc. on December 9, 2003